EXHIBIT 6

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Post-Effective Amendment No. 17 to the registration statement on Form S-6 ("Registration Statement") of our report dated March 10, 2000 and February 15, 2000, relating to the financial statements of Phoenix Home Life Variable Universal Life Account and the consolidated financial statements of Phoenix Home Life Mutual Insurance Company, respectively, which appears in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Hartford, Connecticut

April 21, 2000